EXHIBIT 1


                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement"), dated as of April 21, 2005, is among Shire Pharmaceuticals Group plc, a public limited company incorporated under the laws of England and Wales ("Parent"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("WPEP"), Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands Commanditaire Vennootschap ("WPNEP I"), Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands Commanditaire Vennootschap ("WPNEP III" and together with WPNEP I, collectively the "Netherlands Entities"), and Warburg Pincus & Co., a New York general partnership ("WP&Co.", WPEP and each of the Netherlands Entities are each referred to herein as a "Stockholder" and collectively as the "Stockholders").

     WHEREAS, in order to induce Parent to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Transkaryotic Therapies, Inc., a Delaware corporation (the "Company"), and Sparta Acquisition Corporation, a Delaware corporation, Parent has requested the Stockholders, and the Stockholders have agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company that the Stockholders beneficially own (the "Shares").

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                        GRANT OF PROXY; VOTING AGREEMENT

     Section 1.01. Voting Agreement. Each Stockholder hereby agrees to vote all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to adopt the Merger Agreement and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Each Stockholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would prevent or delay the consummation of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

     Section 1.02. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section
1.01. The proxy granted by each Stockholder pursuant to this ARTICLE 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.
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                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder represents and warrants to Parent that:

     Section 2.01. Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers of Stockholder and have been duly authorized by all necessary action. This Agreement constitutes a valid and binding agreement of Stockholder.

     Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the partnership or limited partnership agreement of Stockholder, as applicable, (ii) assuming the filing of such reports as may be required under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (which reports each Stockholder agrees and covenants will be filed within the periods required by, and otherwise in compliance with, applicable law), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iv) result in the imposition of any Lien on any asset of Stockholder.

     Section 2.03. Ownership of Shares. Stockholder is the record and beneficial owner of the Shares set forth under its name on the signature page hereto, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

     Section 2.04. Total Shares. Except for the Shares set forth on the signature page hereto, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

     Section 2.05. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Stockholders that:

     Section 3.01. Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.


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                                   ARTICLE 4
                          COVENANTS OF THE STOCKHOLDERS

     Each Stockholder hereby covenants and agrees that:

     Section 4.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement. Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

     Section 4.02. Other Offers. Subject to Section 5.12 herein, each Stockholder and its affiliates shall not, and shall use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal. Subject to Section 5.12 herein, Stockholder will promptly notify Parent after receipt of an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that has made, or to Stockholder's knowledge is intending to make, an Acquisition Proposal and will keep Parent informed, on a current basis, of the status and details of any such Acquisition Proposal or request.

     Section 4.03. Appraisal Rights. Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

                                    ARTICLE 5
                                  MISCELLANEOUS

     Section 5.01. Definitional and Interpretative Provisions. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words


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


(including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

     Section 5.02. Further Assurances. Parent and the Stockholders will each execute and deliver, or cause to be executed and delivered, all further documents and instruments reasonably requested by Parent or the Stockholders, as applicable, and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

     Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate on the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement.

     Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 5.05. Successors and Assigns; Obligations of Stockholders. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.

     Section 5.06. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

     Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 5.09. Specific Performance. The parties hereto agree that Parent would suffer irreparable damage in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.


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


     Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

     Section 5.11. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Parent, as set forth in the Merger Agreement, and if to the Stockholders, to:

          Warburg, Pincus Equity Partners, L.P.
          Warburg, Pincus Netherlands Equity Partners I, C.V.
          Warburg, Pincus Netherlands Equity Partners III, C.V.
          Warburg Pincus & Co.
          466 Lexington Avenue
          New York, NY 10017
          Attention:  Jonathan S. Leff
          Facsimile No.:  (212) 878-9361

          With a copy to (which shall not constitute notice):

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019
          Attention:  Steven J. Gartner, Esq.
          Facsimile No.:  (212) 728-8111

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt

     Section 5.12. Stockholder Capacity. Each Stockholder signs this Agreement solely in its capacity as the beneficial owner of the Shares set forth under its name on the signature page hereto, and nothing in this Agreement, including, without limitation, Section 4.02, shall prevent or in any way limit any officers, directors, employees or other agents of each Stockholder from taking any action in his or her capacity as a director or officer of the Company, including, without limitation, those actions permitted by Section 6.03 of the Merger Agreement.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SHIRE PHARMACEUTICALS GROUP PLC

                                        By: /s/ Matthew Emmens
                                           -------------------------------------
                                           Name:  Matthew Emmens
                                           Title:  Chief Executive Officer


                                        WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By:  Warburg Pincus Partners LLC,
                                             its General Partner

                                             By:  Warburg Pincus & Co.,
                                                  its Managing Member

                                        By:  /s/  Scott A. Arenare
                                           -------------------------------------
                                             Name:  Scott A. Arenare
                                             Title:  Partner


                                        Number and Class of Shares Owned:

                                        4,999,729 shares of common stock


                                        WARBURG PINCUS & CO.

                                        By:  /s/  Scott A. Arenare
                                           -------------------------------------
                                             Name:  Scott A. Arenare
                                             Title:  Partner


                                        Number and Class of Shares Owned:

                                        38,667 shares of common stock

                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS I, C.V.

                                        By:  Warburg Pincus Partners LLC,
                                             its General Partner

                                             By:  Warburg Pincus & Co.,
                                                  its Managing Member

                                        By:  /s/  Scott A. Arenare
                                           -------------------------------------
                                             Name:  Scott A. Arenare
                                             Title:  Partner


                                        Number and Class of Shares Owned:

                                        Shares of common stock included in
                                        4,999,729 shares indicated above as
                                        owned by Warburg, Pincus Equity
                                        Partners, L.P.


                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS III, C.V.

                                        By:  Warburg Pincus Partners LLC,
                                             its General Partner

                                             By:  Warburg Pincus & Co.,
                                                  its Managing Member

                                        By:  /s/  Scott A. Arenare
                                           -------------------------------------
                                             Name:  Scott A. Arenare
                                             Title:  Partner


                                        Number and Class of Shares Owned:

                                        Shares of common stock included in
                                        4,999,729 shares indicated above as
                                        owned by Warburg, Pincus Equity
                                        Partners, L.P.